UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 12, 2016

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Number)
incorporation)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2016, Brian Brunner was appointed as a Class A Director of Codorus Valley Bancorp, Inc. (the “Corporation”) to serve for a term expiring at the 2018 Annual Meeting of Shareholders and until his successor has been elected. In connection with this appointment, Mr. Brunner will also be appointed to the Compensation and Corporate Governance and Nominating Committees of the Board of Directors. Mr. Brunner has served as a member of the Board of Directors of PeoplesBank, a Codorus Valley Company (“PeoplesBank”), since September 2015. The Bank is the Corporation’s wholly owned bank subsidiary.

Mr. Brunner has over thirty years of experience in the financial services industry and is currently the Division President of Account and Item Processing within the Global Sales Organization of Fiserv, Inc. He is also a member of the Association for Financial Technology. Mr. Brunner previously served as an independent director on the board of Madison Bancorp, Inc., which was acquired by the Corporation on January 16, 2015.

There are no arrangements or understandings between the Corporation and Mr. Brunner, Fiserv, Inc., or any other persons or entities pursuant to which Mr. Brunner was selected as a director of the Corporation. In connection with his appointment, Mr. Brunner will participate in the compensation programs generally available to non-employee directors of the Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes to Fiscal Year.

On January 12, 2016, the Board of Directors of the Corporation adopted various amendments to its Bylaws (collectively, the “Amendments”). The Amendments can be summarized as follows:

•	Article 18. Prior to the Amendments, Section 18.1 of the Bylaws provided that the President shall be the Chief Executive Officer of the Corporation. As a result of the Amendments, the Board of Directors may appoint a Chief Executive Officer, who may, but need not, also serve as the President of the Corporation.
•	Article 2, Section 2.6. Prior to the Amendments, Section 18.1 of the Bylaws did not provide for a procedure pursuant to which shareholders may properly propose business to be considered at a meeting of shareholders. As a result of the Amendments, the Bylaws now provide for such a procedure, the failure to comply with which could result in the proposal being deemed defective and disregarded.
•	Article 4, Sections 4.2 and 4.3. Prior to the Amendments, Section 4.2 of the Bylaws provided that the “voice vote” of a majority of the stock having voting power shall decide any question, and Section 4.3 provided that, upon demand made by a shareholder entitled to vote, the election of directors shall be by ballot. As a result of the Amendments, the antiquated reference to “voice vote” and election by ballot have been deleted.
•	Articles 13, 14 and 33, Sections 13.3, 14.1 and 33.1. Prior to the Amendments, the Bylaws provided that, where notice was required to be given, it shall be made by mail or telegram. As a result of the Amendments, notice may now be given by any means permitted under the Pennsylvania Business Corporation Law of 1988, as amended.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Bylaws, as amended, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

Retirement of President and Chief Executive Officer of PeoplesBank, a Codorus Valley Company

On January 12, 2016, Larry J. Miller, Chairman, President and Chief Executive Officer of the Corporation and the Bank, announced his intention to retire as President and Chief Executive Officer of the Bank, effective March 8, 2016. Following his retirement at the Bank, Mr. Miller will continue as Chairman, President and Chief Executive Officer of the Corporation.

Additionally, effective March 8, 2016, Mr. Miller will be appointed to the position of Executive Chairman of the Board of Directors of the Bank, in which capacity he will be responsible for specific business lines, as well as the philanthropic activities, of the Bank.

In connection with Mr. Miller’s retirement, A. Dwight Utz, Executive Vice President of the Corporation and Executive Vice President and Chief Operating Officer of the Bank, will be appointed President, Chief Executive Officer and a member of the Board of Directors of the Bank on March 8, 2016.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Adoption of Director Resignation Policy

Also on January 12, 2016, the Corporation adopted a director resignation policy as part of its ongoing evaluation of its corporate governance policies and practices. Pursuant to the policy, any director nominee who, in an uncontested election of directors, fails to receive more votes in favor of such nominee’s election than withheld shall tender to the Board of Directors his or her resignation. The Corporate Governance and Nominating Committee shall then make a recommendation to the Board with respect to the tendered resignation, taking into account any factors the committee deems relevant. The Board shall then act on the tendered resignation, no later than 120 days following the certification of the results of the applicable annual meeting. If the resignation is not accepted, the director shall continue to serve until the expiration of his or her term and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

The foregoing description of the policy is qualified in its entirety by reference to the full text of the policy, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	3.1	Bylaws as amended through January 12, 2016.

	99.1	Press Release dated January 12, 2016.

	99.2	Director Resignation Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: January 12, 2016	/s/ Larry J. Miller
Larry J. Miller
President and Chief
Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws as amended through January 12, 2016.

99.1	Press Release dated January 12, 2016.

99.2	Director Resignation Policy.